SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 3, 2007
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
                  The information set forth in this Item 2.02 of this Current Report and in Exhibit 99.1 is intended to be “furnished” under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
                  On May 3, 2007, we issued a press release announcing our earnings for the quarter ended March 31, 2007. A copy of such press release is included as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
                  (e) At our annual shareholders’ meeting on May 2, 2007, our shareholders approved amended versions of two compensation plans in which our senior executive officers participate, our Senior Executive Annual Performance Plan (the “Annual Plan”) and our Long-Term Incentive Plan (the “LTIP”). We submitted these plans to a shareholder vote at the annual meeting because we had recently amended the list of performance criteria that could apply to awards under each plan.
                  The amended Annual Plan and LTIP were attached in their entirety as Appendices A and B, respectively, to the Proxy Statement on Schedule 14A that we filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2007. The Proxy Statement also contains a description of the terms and conditions of each plan. The most recent awards to our senior executive officers under these plans were described in the Current Report on Form 8-K that we filed with the SEC on March 22, 2007.

Item 9.01	Financial Statements and Exhibits
                  (d) Exhibit 99.1 – Press Release of EnPro Industries, Inc. dated May 3, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 3, 2007

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee Richard L. Magee
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated May 3, 2007

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